                                                                    EXHIBIT 10.5

                                                           Date: April 28, 1999
Bank Hapoalim B.M.
Head Office
45 Rothschild Blvd.
Tel-Aviv

                   Re: Intention Letter For Granting Credit
                   ----------------------------------------

Dear Sirs:

     This letter sets out our mutual agreement as follows:

1. Pursuant to an Interim Letter for Granting Credit dated March 7, 1999 (the "Intention Letter"), Bank Hapoalim B.M. (the "Bank") has agreed to provide Accord Video Telecommunications Ltd. (the "Company") with a credit line in the amount of US$4,000,000 (the "Credit Line") and the Company agreed to grant the Bank an option to acquire shares in the Company. The Company and the Bank have since agreed that such option will be in the form of a Warrant in the form annexed hereto (the "Warrant").

2. Pursuant to Section 10 of the Warrant, certain registration rights granted by the Warrant are subject to the consent of the shareholders of the Company and pursuant to Section 11 of the Warrant, the Warrant is subject to and conditional upon the waiver or non-exercise by all shareholders of the Company of certain pre-emptive rights.

3. The Company and the Bank have agreed that the Company will use its reasonable efforts to obtain the Consents and Waiver referred to in Section 2 above (the "Consent and Waiver") within the period of thirty-five (35) days following the Effective Date, as defined in the Warrant (the "Interim Period").

4. Until the Consent and Waiver is obtained, the amount of the Credit Line utilized shall not exceed US$2,000,000. Once the Consent and Waiver is obtained the Credit Line shall be utilizable in full.

5. In the event the Company has not informed the Bank of the receipt of the Consent and Waiver prior to the expiration of the Interim Period, the Warrant shall be null and void. In such case the Bank shall have the right, exercisable by written notice to the Company given within five (5) days of the end of the Interim Period, to demand immediate payment of all amounts outstanding pursuant to the Credit Line. The Bank's rights pursuant to this
     Section 5 shall constitute its sole and exclusive remedy in respect of the failure of the Company to obtain the Consent and Waiver.

Please indicate your acceptance of the foregoing in the space provided below.



                                                       Sincerely yours,

                                                       /s/ [ILLEGIBLE]
                                                 ------------------------------
                                                 Accord Telecommunications Ltd.

Agreed to and accepted:

/s/ [ILLEGIBLE]
-----------------------
Bank Hapoalim B.M.